UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 21, 2010
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On April 20, 2010, shareholders of Umpqua Holdings Corporation approved an amendment to Umpqua’s Restated Articles of Incorporation. The amendment, which becomes effective upon filing with the Oregon Secretary of State, increases the number of authorized shares of common stock to 200,000,000 (from 100,000,000).

As a result of the effectiveness of the amendment, as of the close of business on April 21, 2010, the Company’s Series B Common Stock Equivalent preferred stock will automatically convert into newly issued shares of common stock at a conversion rate of 100 shares of common stock for each share of Series B Common Stock Equivalent preferred stock.  Fractional interests (1/100th) in each share of the Series B Common Stock Equivalent are represented by 18,975,000 depositary shares; as a result, each depositary share converts into one share of common stock.  All shares of Series B Common Stock Equivalent preferred stock and representative depositary shares cease to exist upon the conversion.  Trading in the depositary shares on NASDAQ (ticker symbol “UMPQP”) will cease and the UMPQP symbol will voluntarily delist effective as of the close of business on April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 21, 2010	By:/s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary